EXHIBIT 10.2

C&F FINANCIAL CORPORATION
2022 STOCK AND INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK AGREEMENT

(Non-Employee Director)

Granted <<DATE>>

This Restricted Stock Agreement (the “Agreement”) is entered into as of <<DATE>> pursuant to Article VII of the C&F Financial Corporation 2022 Stock and Incentive Compensation Plan (the “Plan”) and evidences the grant, and the terms, conditions and restrictions pertaining thereto, of Restricted Stock awarded to <<NAME>> (the “Participant”).

1.	Award of Shares. In consideration of the services rendered to C&F Financial Corporation (the “Company”) and/or its Subsidiaries by the Participant as a Non-Employee Director of the Company or a Subsidiary, the Committee hereby grants to the Participant a Restricted Stock Award as of <<DATE>> (“Award Date”), covering <<NUMBER>> Shares of the Company’s Stock (the “Award Shares”) subject to the terms, conditions, and restrictions set forth in this Agreement. This Award is granted pursuant to the Plan and is subject to the terms thereof.
2.	Period of Restriction.
(a)	Subject to earlier vesting or forfeiture as hereinafter provided, the period of restriction (the “Period of Restriction”) applicable to the Award Shares is as follows: <<INSERT VESTING SCHEDULE>>
(b)	If a Change in Control occurs after the Award Date and during the continuation of the Participant’s Company Service (as defined in Paragraph 7), the Period of Restriction shall end and any remaining restrictions applicable to any of the Award Shares shall automatically terminate and the Award Shares shall become free of restrictions and freely transferable.
(c)	The applicable portion of the Award Shares shall become freely transferable by the Participant after the last day of its Period of Restriction.
3.	Stock Certificates. The stock certificate(s) for the Award Shares shall be registered on the Company’s stock transfer books in the name of the Participant in book entry or electronic form or in certificated form as determined by the Committee. If issued in certificated form, physical possession of the stock certificate(s) shall be retained by the Company until such time as the Period of Restriction lapses.

Any Award Shares issued in book entry or electronic form shall be subject to the following legend, and any certificate(s) evidencing the Award Shares shall bear the following legend, during the Period of Restriction:

The sale or other transfer of the shares represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the C&F Financial Corporation 2022 Stock and Incentive Compensation Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in a Restricted Stock Agreement dated <<DATE>>.  A copy of the Plan, such rules and procedures, and such Restricted Stock Agreement may be obtained from the Secretary of C&F Financial Corporation.

4.	Voting Rights. During the Period of Restriction, the Participant may exercise full voting rights with respect to the Award Shares.
5.	Dividends and Other Distributions. During the Period of Restriction, the Participant shall be entitled to receive currently all dividends and other distributions paid with respect to the Award Shares (other than dividends or distributions which are paid in Shares of Stock). If, during the Period of Restriction, any such dividends or distributions are paid in Shares of Stock with respect to the Award Shares, such Shares shall be registered in the name of the Participant and, if issued in certificated form, deposited with the Company as provided in Paragraph 3, and such Shares shall be subject to the same vesting rules and restrictions on transferability as the Award Shares with respect to which they were paid.
6.	Company Service and Forfeiture.
(a)	If the Participant’s Company Service (as defined in Paragraph 7) ceases due to the Participant’s death or permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code), any remaining Period of Restriction applicable to the Award Shares shall automatically terminate and the Award Shares shall become free of restrictions and freely transferable.
(b)	If the Participant’s Company Service (as defined in Paragraph 7) ceases for any reason other than those set forth in Paragraph 6(a) above during the Period of Restriction, any Award Shares still subject to restrictions at the date of such cessation of Company Service shall be automatically forfeited to the Company. Notwithstanding the immediately preceding sentence, the Board of Directors of the Company or the Committee may, in its sole discretion, waive the forfeiture of any or all Award Shares and provide for such vesting as it deems appropriate, provided the Board of Directors of the Company or the Committee, as applicable, does so prior to the date the Participant’s Company Service ceases.
7.	Company Service.
(a)	For purposes hereof, “Company Service” means service as a Non-Employee Director. Notwithstanding any contrary provision or implication herein, in determining cessation of Company Service for purposes hereof, transfer of Board of Directors membership among the Company and any Subsidiary shall not be considered a cessation of Company Service.
(b)	All determinations regarding the Participant’s Company Service shall be made by the Committee, in its discretion.
8.	Withholding Taxes. To the extent applicable, the Company shall have the right to retain and withhold the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to the Award Shares. The Company shall withhold only the minimum amount necessary to satisfy applicable statutory withholding requirements, provided that the Committee may permit the Participant to elect to have an additional amount (up to the maximum allowed by law) withheld. At its discretion, the Committee may require the Participant to reimburse the Company for any such taxes required to be withheld by the Company and may withhold any distribution in whole or in part until the Company is so reimbursed. The Participant or any successor in interest may elect to have the Company retain and withhold a number of Shares of Stock having a Fair Market Value (on the date that the amount of tax to be withheld is to be determined) not less than the amount of such taxes, and cancel any such Shares so withheld, in order to reimburse the Company for any such taxes. In the event the Participant does not elect to have the Company retain and withhold Shares of Stock as described in the preceding sentence, the Company shall have the right to withhold from any other cash amounts due to or to become due from the Company to the Participant an amount equal to such taxes required to be withheld by the Company to reimburse the Company for any such taxes. An election to have the Company retain and withhold Shares of Stock will be communicated in advance in a writing acceptable to the Chairman of the Committee.
9.	Compliance with Securities Laws. The Company covenants that it will attempt to maintain an effective registration statement with the Securities and Exchange Commission covering the Shares of Stock of the Company that are the subject of this Award.
10.	Administration. The Plan is administered by a Committee appointed by the Company’s Board of Directors. The Committee has the authority to construe and interpret the Agreement and the Plan, to make rules of general application relating to the Plan, to amend outstanding Awards, and to require of any person receiving Stock pursuant to this Award, at the time of such receipt, the execution of any paper or the making of any representation or the giving of any commitment that the Committee shall, in its discretion, deem necessary or advisable by reason of the securities laws of the United States or any state, or the execution of any paper or the payment of any sum of money in respect of taxes or the undertaking to pay or have paid any such sum that the Committee shall, in its discretion, deem necessary by reason of the Internal Revenue Code or any rule or regulation thereunder or by reason of the tax laws of any state. All such Committee determinations shall be final, conclusive, and binding upon the Company and the Participant.
11.	Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia.
12.	Successors. This Agreement shall be binding upon and inure to the benefit of the successors, assigns, heirs, and legal representatives of the respective parties.
13.	Prohibition Against Pledge, Attachment, etc. Except as otherwise provided herein or in the Plan, during the Period of Restriction, the Award Shares, and the rights and privileges conferred hereby, shall not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated in any way and shall not be subject to execution, attachment or similar process.
14.	Capitalized Terms. Capitalized terms in this Agreement have the meaning assigned to them in the Plan, unless this Agreement provides, or the context requires, otherwise.
15.	Gender. Unless specifically stated herein or as otherwise required by the context, all terms indicating the masculine shall be construed to include the feminine or neuter.
16.	Plan and Prospectus. A copy of the Plan, as well as a prospectus for the Plan, has been provided to the Participant, and the Participant acknowledges receipt thereof.
17.	Electronic Delivery and Signatures. The Participant hereby consents and agrees to electronic delivery of Share(s) of Stock, Plan documents, proxy materials, annual reports and other related documents. If the Company establishes procedures for an electronic signature system for delivery and acceptance of this Agreement, other Plan documents or other related documents, the Participant hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Participant consents and agrees that any such procedures and delivery may be effected by the Company or by a third party engaged by the Company to provide administrative services related to the Plan.

To evidence its grant of the Award Shares and the terms, conditions and restrictions thereof, the Company has signed this Agreement as of the Award Date.  This Agreement shall not become legally binding unless the Participant has accepted this Agreement within thirty (30) days after the Award Date (or such longer period as the Chairman of the Committee may accept) pursuant to such means as the Committee may permit.  If the Participant fails to timely accept this Agreement, the grant of the Award Shares shall be cancelled and forfeited ab initio.

C&F FINANCIAL CORPORATIONBy:

Its:

PARTICIPANT:

<<NAME>>